SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO AT AS TRUSTEE

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CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

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KING TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

N.A. (State of incorporation if not a national bank) 8050 SPRING ARBOR ROAD P.O. BOX 580 SPRING ARBOR, MICHIGAN (Address of principal executive offices)	38-3438191 (I.R.S. employer identification No.) 49283 (Zip Code)

MARK S. OLSON

PRESIDENT/CEO

8050 SPRING ARBOR ROAD

P.O. BOX 580

SPRING ARBOR, MICHIGAN 49283

(517) 750-2727

MINISTRY PARTNERS INVESTMENT CORPORATION

(Exact name of obligor as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation or organization) 955 WEST IMPERIAL HIGHWAY BREA, CALIFORNIA (Address of principal executive offices)	30-0489154 (I.R.S. employer identification No.) 92821 (Zip Code)

ALPHA CLASS NOTES

GENERAL

ITEM 1.   GENERAL INFORMATION

    FURNISH THE FOLLOWING INFORMATION AS THE TRUSTEE:

    (a)       NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

Office of the Comptroller of the Currency.

    (b)       WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

Yes.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR AND GUARANTORS.

    IF THE OBLIGOR OR ANY GUARANTOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

None.

ITEMS 3 THROUGH 15, INCLUSIVE, ARE NOT APPLICABLE BY VIRTUE OF T-1 GENERAL INSTRUCTION B.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

ITEM 16.   LIST OF EXHIBITS

      LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

1.             A copy of the Articles of Association of the Trustee dated November 13, 1998 and each Certificate of Amendment thereto.

2.             A copy of the Certification of the Comptroller of the Currency dated January 4, 1999 certifying that the Trustee is authorized to act in all fiduciary capacities permitted by the statutes of the United States (authorization to act as federally chartered bank).

3.             None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

4.             A copy of the existing By-Laws of the Trustee.

5.             Not applicable.

6.             The consent of the Trustee required by Section 321(b) of the Act.

7.             A copy of the Trustee's Consolidated Reports of Condition and Income for Bank with Domestic Offices Only - FFIEC 041 at the Close of Business December 31, 2006.

8.             Not applicable.

9.             Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, King Trust Company, N.A., a National Association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Spring Arbor and State of Michigan, on the 14th day of February, 2007.

KING TRUST COMPANY, N.A.

By: /s/ Mark S. Olson

                      Mark S. Olson

      President and Chief Executive Officer

Exhibit 6 to Form T-1

Securities and Exchange Commission

Washington, D.C.  20549

Ladies and Gentlemen:

King Trust Company, N.A. is trustee (the "Trustee") under the Alpha Class Notes Loan and Trust Agreement, as supplemented and amended, between Ministry Partners Investment Corporation, a California corporation (or a predecessor thereof), as obligor (the "Company"), and the Trustee, entered into in connection with the issuance of the Company's Debt Securities.

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned hereby consents that reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefore.

Very truly yours,

KING TRUST COMPANY, N.A.

Dated: February 14, 2007                                   By:/s/ Mark S. Olson

                                                                               Mark S. Olson